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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


                We have issued our reports dated March 11, 2005 accompanying the consolidated financial statements and Schedule II and management's assessment of the effectiveness of internal control over financial reporting included in the annual report of A.S.V., Inc. on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said reports in the Registration Statements of A.S.V., Inc. on Forms S-8 (File No. 33-94248, File No. 33-94250, File No. 333-43075, and File No. 333-64291) and Form S-3 and
amendments (File No. 333-120062).

                                          /s/ Grant Thornton LLP


Minneapolis, Minnesota
March 11, 2005


                                      E-4